Exhibit 99.1

IonQ Announces Third Quarter 2023 Financial Results

Third Quarter Results of $6.1 Million in Revenue, Above High End of Range

2023 Full Year Revenue and Bookings Outlooks Increased Again

Third Quarter Bookings of $26.3 Million Bring Bookings to $58.4 Million Year-to-Date as of Q3

Announces $25.5 Million Quantum Networking System Sale to AFRL

Robust Commercial Pipeline Growth and Visibility

Achieves $100 Million in Cumulative Bookings within First Three Years of Commercialization Efforts

Technical Momentum Continues Towards Commercial Advantage

COLLEGE PARK, Md.--(BUSINESS WIRE)-- IonQ (NYSE: IONQ), a leader in the quantum computing industry, today announced financial results for the quarter ended September 30, 2023.

“Our third quarter represents another massive step in a pivotal year for IonQ as we usher in the enterprise era of quantum computing. I am pleased to report we have achieved our goal of $100 million in cumulative bookings within the first three years of commercialization, since 2021, and are on track to exceed that goal by the end of 2023. IonQ’s commercial pipeline is bigger and better than ever and our technical momentum, while always arduous, continues to be ahead of schedule,” said Peter Chapman, President and CEO of IonQ.

“This quarter, we saw further validation of our technology with another two systems sold in a $25.5 million deal from the US Air Force Research Lab (AFRL) to further explore quantum networking. We also unveiled our next two future generations of quantum computers: IonQ Forte Enterprise and IonQ Tempo. IonQ Forte Enterprise will bring #AQ 35 to customers in a form factor that integrates seamlessly into existing data centers. IonQ Tempo will deliver #AQ 64 and quantum advantage for certain applications.”

Third Quarter 2023 Financial Highlights

•
IonQ recognized revenue of $6.1 million for the third quarter, which is above the high end of the previously provided range, and represents 122% growth compared to $2.8 million in the prior year period.
•
IonQ achieved $26.3 million in new bookings for the third quarter, and $58.4 million year-to-date as of September 30, 2023.
•
IonQ achieved its previously stated goal of $100 million in cumulative bookings within the first three years of its commercialization efforts, starting in 2021, a full quarter ahead of the initial prediction.
•
Cash, cash equivalents and investments were $485.1 million as of September 30, 2023.
•
Net loss was $44.8 million and Adjusted EBITDA loss was $22.4 million for the third quarter.* Exclusions from Adjusted EBITDA include a non-cash loss of $7.6 million related to the change in the fair value of IonQ’s warrant liabilities.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Commercial Highlights

•
IonQ announced a new $25.5 million deal with existing customer AFRL to deploy two barium-based trapped ion quantum computing systems for quantum networking research and application development.
•
IonQ unveiled two future enterprise-grade quantum computers: IonQ Forte Enterprise, a #AQ 35 quantum computer, and IonQ Tempo, a #AQ 64 quantum computer expected to deliver quantum advantage for certain applications. Both systems will feature modular rack-mounted form factors designed to fit seamlessly into customers’ data centers.
•
IonQ was awarded an extension to its existing contract with ZapataAI and the US Defense Advanced Research Projects Agency (DARPA), to help establish the next generation of benchmarking for quantum computers.

•
IonQ was honored to rank 32nd in the 2023 Deloitte Technology Fast 500™ List of the Fastest-Growing Companies in North America, recognizing the significant business growth of IonQ and the broader quantum industry in recent years.

Technical Highlights

•
IonQ announced at its September Analyst Day that it now believes it will be able to reach #AQ 64 and commercial advantage using error mitigation–the same technique the company is already employing today–rather than needing to implement full error correction. Error mitigation requires fewer qubits than error correction, and makes IonQ even more confident in the company’s ability to reach #AQ 64 in the near-term.
•
IonQ achieved #AQ 29 on Next Generation Barium Qubits to Deliver Industry Leading Performance, marking a key milestone in the company’s journey towards developing scalable and reliable systems capable of commercial quantum advantage.
•
IonQ intends to achieve an #AQ 64 system by the end of 2025. The company believes that in reaching this #AQ milestone, its systems will deliver quantum advantage for certain use cases and classical computers will no longer be able to fully simulate an IonQ system.

2023 Financial Outlook

•
For the full year 2023, IonQ is increasing its revenue outlook range to $21.2 million to $22.0 million.
•
For the fourth quarter of 2023, IonQ is expecting revenue of between $5.3 million and $6.1 million.
•
For the full year 2023, IonQ is increasing its bookings expectation range to between $60.0 million to $63.0 million.

Announcing Filing of S-3 Shelf Registration Statement

•
Tomorrow, the company intends to file a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”).*
•
The company has no foreseeable needs to raise and use additional capital at this time, however would like to maintain the optionality to raise additional capital to fund strategic growth and M&A opportunities in the near to medium term.

*Any offer, solicitation or sale of any of the securities registered under the registration statement will be made only by means of the prospectus and the accompanying prospectus supplement once the registration statement is declared effective by the SEC. This announcement does not constitute an offer to sell or a solicitation of an offer to buy securities, nor may there be any sale of IonQ’s common stock or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the effectiveness of the registration statement with the SEC and registration or qualification under the securities law of any state or jurisdiction.

Third Quarter 2023 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the third quarter ended September 30, 2023 and to provide a business update. The call will be accessible by telephone at 877-300-8521 (domestic) or 412-317-6026 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately two hours after its conclusion at 844-512-2921 (domestic) or 412-317-6671 (international) with access code 10183201 and will be available until 11:59 p.m. Eastern time, November 22, 2023. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss before interest income, net, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. For IonQ’s investors to be better able to compare the Company’s current results with those of previous periods, IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing, with a proven track record of innovation and deployment. IonQ’s current generation quantum computer, IonQ Forte, is the latest in a line of cutting-edge systems, boasting an industry-leading 29 algorithmic qubits. Along with record performance, IonQ has defined what it believes is the best path forward to scale.

IonQ is the only company with its quantum systems available through the cloud on Amazon Braket, Microsoft Azure, and Google Cloud, as well as through direct API access. To learn more, visit www.ionq.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the company’s technology driving commercial advantage in the future, the company’s future financial and operating performance, including our outlook and guidance, the ability for third parties to implement IonQ’s offerings to increase their quantum computing capabilities, the effect of increased availability of customer support functions, IonQ’s quantum computing capabilities and plans, access to IonQ’s quantum computers, increases in algorithmic qubit achievement, and the scalability and reliability of IonQ’s quantum computing offerings. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive industries in which IonQ operates, including development of competing technologies; changes in laws and regulations affecting IonQ’s business; IonQ’s ability to implement its business plans, forecasts and other expectations, identify and realize partnerships and opportunities, and to engage new and existing customers, and risks associated with U.S. government sales, including provisions that allow the government to unilaterally terminate or modify contracts for convenience and the uncertain scope and impact of a possible U.S. government shutdown or operation under a continuing resolution. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of IonQ’s most recent Quarterly Report on Form 10-Q and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$6,136	$2,763	$15,936	$7,324
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	2,008	733	4,945	2,043
Research and development	24,599	13,292	60,701	30,282
Sales and marketing	5,047	1,969	11,289	5,971
General and administrative	13,927	10,149	35,438	26,901
Depreciation and amortization	2,749	1,531	6,869	4,248
Total operating costs and expenses	48,330	27,674	119,242	69,445
Loss from operations	(42,194)	(24,911)	(103,306)	(62,121)
Change in fair value of warrant liabilities	(7,640)	(1,151)	(26,787)	28,358
Interest income, net	5,007	2,059	14,115	3,926
Other income (expense), net	55	20	150	(27)
Loss before benefit for income taxes	(44,772)	(23,983)	(115,828)	(29,864)
Income tax expense	(39)	—	(39)	—
Net loss	$(44,811)	$(23,983)	$(115,867)	$(29,864)
Net loss per share attributable to common stockholders— basic and diluted	$(0.22)	$(0.12)	$(0.57)	$(0.15)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	203,390,383	198,301,240	201,656,916	197,255,965

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$37,137	$44,367
Short-term investments	346,853	311,430
Accounts receivable	3,033	3,292
Prepaid expenses and other current assets	16,816	12,539
Total current assets	403,839	371,628
Long-term investments	101,115	182,001
Property and equipment, net	35,356	26,014
Operating lease right-of-use assets	5,587	3,753
Intangible assets, net	13,059	8,944
Goodwill	742	742
Other noncurrent assets	5,680	4,910
Total Assets	$565,378	$597,992
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,408	$3,055
Accrued expenses	15,703	6,655
Current portion of operating lease liabilities	695	591
Unearned revenue	5,216	8,729
Current portion of stock option early exercise liabilities	576	1,130
Total current liabilities	28,598	20,160
Operating lease liabilities, net of current portion	6,500	3,459
Unearned revenue, net of current portion	457	1,201
Stock option early exercise liabilities, net of current portion	545	839
Warrant liabilities	30,599	3,819
Other noncurrent liabilities	183	303
Total liabilities	$66,882	$29,781
Stockholders’ Equity:
Common stock	$20	$20
Additional paid-in capital	813,439	769,848
Accumulated deficit	(310,169)	(194,302)
Accumulated other comprehensive loss	(4,794)	(7,355)
Total stockholders’ equity	498,496	568,211
Total Liabilities and Stockholders’ Equity	$565,378	$597,992

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(115,867)	$(29,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,869	4,248
Non-cash research and development arrangements	390	390
Stock-based compensation	38,549	22,561
Change in fair value of warrant liabilities	26,787	(28,358)
Amortization of premiums and accretion of discounts on available-for-sale securities	(7,287)	(383)
Other, net	1,036	345
Changes in operating assets and liabilities:
Accounts receivable	946	(1,135)
Prepaid expenses and other current assets	(7,545)	(1,842)
Accounts payable	975	2,992
Accrued expenses	8,066	1,996
Unearned revenue	(4,944)	(555)
Other assets and liabilities	(156)	(180)
Net cash used in operating activities	$(52,181)	$(29,785)
Cash flows from investing activities:
Purchases of property and equipment	(6,544)	(8,381)
Capitalized software development costs	(3,134)	(1,491)
Intangible asset acquisition costs	(1,057)	(598)
Purchases of available-for-sale securities	(230,350)	(488,887)
Maturities and sales of available-for-sale securities	285,665	185,150
Net cash provided by (used in) investing activities	$44,580	$(314,207)
Cash flows from financing activities:
Proceeds from stock options exercised	775	953
Other financing, net	9	1,212
Net cash provided by financing activities	$784	$2,165
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	3	—
Net change in cash, cash equivalents and restricted cash	(6,814)	(341,827)
Cash, cash equivalents and restricted cash at the beginning of the period	46,367	399,025
Cash, cash equivalents and restricted cash at the end of the period	$39,553	$57,198

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(44,811)	$(23,983)	$(115,867)	$(29,864)
Interest income, net	(5,007)	(2,059)	(14,115)	(3,926)
Interest expense	—	—	—	—
Income tax expense	39	—	39	—
Depreciation and amortization	2,749	1,531	6,869	4,248
Stock-based compensation	16,977	10,005	38,549	22,561
Change in fair value of warrant liabilities	7,640	1,151	26,787	(28,358)
Adjusted EBITDA	$(22,413)	$(13,355)	$(57,738)	$(35,339)

IonQ Media Contact:

Tyler Ogoshi

press@ionq.com

IonQ Investor Contact:

investors@ionq.com